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Exhibit 99.1

               NORTH EUROPEAN OIL ROYALTY TRUST ANNOUNCES
                         DISTRIBUTION OF UNITS


          RED BANK, NEW JERSEY - - June 30, 2000. The second step in the implementation of the February 1996 settlement between North European
Oil Royalty Trust and the Delaware State Escheator, previously approved by the Delaware Court of Chancery, was effected today with the issuance of Trust units to the Delaware State Escheator. This second issuance was for 190,128 Trust units and brings the total number of Trust units issued to the Delaware State Escheator to 570,378. The current issuance increases the total number of Trust units outstanding to 8,886,804.

          Trust units of beneficial interest are traded on the New York Stock Exchange under the symbol NET. For further information, contact John R. Van Kirk, Managing Director at (732) 741-4008.